Exhibit 31.4
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)
I, Lawrence R. Irving, certify that:
1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Synchronoss Technologies, Inc. for the quarter ended March 31, 2009;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 9, 2010	/s/ Lawrence R. Irving
Lawrence R. Irving
Executive Vice President, Chief Financial Officer and Treasurer